EXHIBIT 10.15

AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”), made and entered into on the 29th day of August, 1995, to be effective as of the 1st day of November, 1994, by and between DIMON Incorporated (the “Company”) and H. Peyton Green III (the “Executive”).

RECITALS:

A.

The Company and the Executive entered into that certain Employment Agreement (the “Agreement”) dated December 21, 1994, which was effective as of November 1, 1994. The Company and the Executive have agreed to modify Section 4.1 of the Agreement to reflect certain understandings between the parties with regard to the annual adjustment to the Executive’s Base Salary to reflect increases in the cost of living.

B.

Section 4.1 of the Agreement provides that the Executive’s Base Salary shall be adjusted effective as of November 1 of each Employment Year utilizing Consumer Price Index data for the month of September next preceding the November 1 of the current Employment Year and for the month of September of the immediately preceding Employment Year.

C.

Inasmuch as the fiscal year of DIMON Incorporated begins on July 1 of each year, the parties desire that any required increase in the Executive’s Base Salary due to increases in the cost of living occur as of July 1 of each year rather than November 1.

          NOW, THEREFORE, the Company and the Executive agree that Section 4.1 is hereby amended to the extent necessary to provide that for the sole purpose of computing adjustments to the Executive’s Base Salary to reflect increases in the cost of living, such adjustments shall occur as of July 1 of each year, beginning with July 1, 1995, utilizing Consumer Price Index data for the month of May immediately preceding such July 1 and for the month of May for the immediately preceding calendar year.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement on the day and year first above written.

EXECUTIVE:

By: /s/ H. Peyton Green III (SEAL)
H. Peyton Green III

WITNESS:

By: /s/ T. Wayne Oakes
T. Wayne Oakes

DIMON Incorporated:

By: /s/ Claude B. Owen
Claude B. Owen
Chairman

Attest:

By: /s/ John O. Hunnicutt
John O. Hunnicutt
Secretary/Asst. Secretary